UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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the Securities Exchange Act of 1934 (Amendment No.     )

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OWL ROCK TECHNOLOGY FINANCE CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Subject: Upcoming Owl Rock BDC Annual Meetings

Hi XX,

I hope you’re well.

I wanted to make sure you received the proxy materials for our upcoming annual meetings which were distributed a few weeks ago, and check in on whether you had any questions about the proposals on the ballot since we have not received your vote. Copies of the proxy materials for Owl Rock Technology Finance Corp. can be found here.

By way of background, there are 3 proposals on the ballot this year:

(i)            To elect two board members, Christopher M. Temple and Melissa Weiler, for 3-year terms

(ii)           To ratify the appointment of KPMG LLP as independent registered public accounting firm for the fiscal year ending December 31, 2021

(iii)          To transact other business as may properly come before the annual meeting, or any postponement or adjournment thereof

We’d very much appreciate your vote for these proposals at your earliest convenience. If you have any questions about the proposals or how to vote, please let us know and we would be happy to help.

Thank you for your support,

XX

***

Subject: Upcoming Annual Shareholder Meetings - Please Vote

All – We wanted to make you aware that proxy materials for ORCC, ORCC II, ORCC III, ORCIC and ORTF were sent to all shareholders on July 9, 2021. If you were a shareholder of record on July 6, 2021, we would encourage you to vote as soon as possible by going to www.proxyvote.com or by calling 1-800-690-6903 and providing the control # which is listed in the email or proxy card you received.

There are 3 proposals on the ballot this year:

(i)            To elect two board members, Christopher M. Temple and Melissa Weiler, for 3-year terms

(ii)           To ratify the appointment of KPMG LLP as independent registered public accounting firm for the fiscal year ending December 31, 2021

(iii)          To transact other business as may properly come before the annual meeting, or any postponement or adjournment thereof

The Board of Directors unanimously recommend investors vote “FOR” each of the proposals. The voting deadline is August 25, 2021 at 11:59 PM EST.

Please let us know if you have any questions.

Thanks,

XX